SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 30, 1997 (June 10, 1997)

                                ATEC GROUP, INC.
               (Exact name of Registrant as specified in charter)

         Delaware                      0-22710                   13-3673965
(State or other jurisdic-            (Commission                (IRS Employer
 tion of incorporation)              File Number)            Identification No.)

 90 Adams Avenue Hauppauge, New York                                11788
(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code (516) 462-6700

1952 Jericho Turnpike, East Northport, N.Y.                          11731
(Former Address)                                                  (Zip Code)

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Item 5.  Other Information

     ATEC Group, Inc. (the "Company") announced that all shares of its outstanding Series D, E, J and K Convertible Preferred Stock have been converted into shares of the Company's common stock. Based on the foregoing, the Company issued an aggregate of 11,034,398 shares of its common stock in accordance with provisions of Regulation D promulgated under the Securities Act of 1933, as amended. After giving effect to the foregoing conversion, the Company had the following shares of common and preferred stock outstanding:

     29,827,679 shares of Common Stock

     28,947 shares of Series A Preferred Stock (each share is convertible into 1 share of the Company's common stock);

     1,458 shares of Series B Preferred Stock (each share is convertible into 1 share of the Company's common stock); and

     338,790 shares of Series C Preferred Stock (each share is convertible into 1/10 of a share of the Company's common stock).


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

                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ATEC GROUP, INC.
                                       (Registrant)


                                       By: /s/ Surinder Rametra
                                           -------------------------------------
                                               Surinder Rametra,
                                               Principal Executive Officer

Dated:   June 27, 1997

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